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                                                                     Exhibit 2.2

                          TRADEMARK PURCHASE AGREEMENT

        This Trademark Purchase Agreement (the "AGREEMENT") is made as of the 24th day of April, 1998 (the "EFFECTIVE DATE"), by and between Equity Marketing, Inc., a Delaware corporation ("PURCHASER"), and Corinthian Marketing P.L.C., a United Kingdom company ("SELLER").

1.      DEFINITIONS.

        As used in this Agreement, the following terms shall have the following meanings:

        "ASSETS" shall mean the Marks and the Licenses.

        "CONTRACT" shall mean any written or oral note, bond, debenture, mortgage, license, agreement, commitment, document, instrument or contract.

        "LICENSES" shall mean the licenses of the Marks identified in Exhibit "A" to this Agreement.

        "MARKS" shall mean the trademarks "Headliners," "Pocket Replay" and "Powerpops."

        "PERSON" shall mean an individual or a group, syndicate, cooperative, joint venture, unincorporated organization, partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

        "TRANSFER" shall mean sell, assign, transfer, pledge, grant a security interest in, license, sublicense or otherwise dispose of, with or without consideration.

2. PURCHASE AND SALE OF ASSETS. Seller hereby sells, transfers, assigns and conveys to Purchaser all of its right, title and interest in and to the Assets, and Purchaser hereby purchases the Assets.

3. PURCHASE PRICE. The purchase price for the Assets is U.S. $2,730,000.00, receipt of which is hereby acknowledged by Seller.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to the Purchaser as follows:

        (a) ORGANIZATION OF SELLER. Seller is duly organized, validly existing in good standing under the laws of England and Wales.

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        (b) AUTHORITY; ENFORCEABILITY.

               (i) This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

               (ii) The execution and delivery by Seller of this Agreement do not, and compliance by Seller with the provisions thereof will not: (A) conflict with or result in a breach under any of the terms, conditions or provisions of any Contract to which Seller is a party or to which any of the Assets are subject; or (B) violate any law applicable to Seller; or (C) result in the creation or imposition of any Lien on any of the Assets.

        (c) TITLE TO ASSETS. Seller is the sole and exclusive owner (legal and beneficial) of the Marks in each Jurisdiction (as defined below), and to the goodwill attached to the Marks in each Jurisdiction, in the class or classes identified in Exhibit "A" to this Agreement with respect to such Jurisdiction. Exhibit "A" sets forth a list of all countries, states or other jurisdictions in which the Mark and the Other Marks is registered or in which registration applications are pending (the "JURISDICTIONS"), the date(s) of registration (or application), the class(es) of registration and the name of the Person in which the Marks is registered.

5. FURTHER ASSURANCES. Seller agrees to execute and deliver such further documents and instruments as may be reasonably requested by Purchaser to carry out the intent and purposes hereof. Seller will notify in writing promptly after the date hereof any person or entity who or which has possession of any of the Assets that Purchaser owns the Assets.

6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.

7. SUBMISSION TO JURISDICTION AND WAIVER OF IMMUNITY AND INCONVENIENT FORUM. Each of Purchaser and Seller agrees that any and all disputes arising in connection with this Agreement and the transactions contemplated hereby may be brought in any state or federal court of record located in the County of Los Angeles, State of California. Each of Purchaser and Seller irrevocably submits to the jurisdiction of the state and federal courts located in the County of Los Angeles, State of California in any legal action or proceeding relating to this Agreement and the transactions contemplated hereby. Each of Purchaser and Seller irrevocably waives all immunity from jurisdiction, attachment and execution, whether on the basis of sovereignty or otherwise, to which it might otherwise be entitled in any legal action or proceeding in any state or federal court located in the County of Los Angeles, State of California. Each of Purchaser and Seller irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to any suit, action or proceeding relating to this Agreement and the transactions contemplated hereby being brought in the

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federal or state courts located in the County of Los Angeles, State of
California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8. HEADINGS. Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10. SUCCESSORS AND ASSIGNS. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

11. ENTIRE AGREEMENT. This Agreement and the exhibits referred to therein, contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                    EQUITY MARKETING, INC.,
                                    A DELAWARE CORPORATION



                                    By: /s/ STEPHEN P. ROBECK
                                        ----------------------------------------
                                        Stephen P. Robeck,
                                        Co-Chief Executive Officer



                                    CORINTHIAN MARKETING P.L.C.,
                                    INCORPORATED UNDER THE LAWS OF ENGLAND AND
                                    WALES




                                    By: /s/ PAUL SPEED
                                        ----------------------------------------
                                        Paul Speed,
                                        Chief Executive Officer


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                                    EXHIBIT A

                                    THE MARKS



COUNTRY          MARK                    APP. NO.        APP.         REG. NO.        REG.         CLASS
-------          ----                    --------        ----         --------        -----        -----
                                                         DATE                         DATE
                                                         ----                         ----
Argentina        HEADLINERS              2032483         5/8/96                                    28
Argentina        POWERPOPS               2068759         2/11/97                                   28
Brazil           HEADLINERS              819370215       8/22/96                                   28
Brazil           POCKET REPLAY           819370177       8/22/96                                   28
Brazil           POWERPOPS               820144231       7/28/97                                   28
Canada           HEADLINERS              811,761         5/3/96
Canada           POCKET REPLAY           811,762         5/3/96
Canada           POWERPOPS               836,064         2/10/97
Colombia         HEADLINERS              96/043,618      8/16/96                                   28
Colombia         POCKET REPLAY           96/043,617      8/16/96      196,291         4/18/97      28
Colombia         POWERPOPS               97/034100       6/19/97                                   28
EU               HEADLINERS              466,805         2/18/97                                   16, 28,
                                                                                                   41
Mexico           HEADLINERS              261,901         5/8/96                                    28
Mexico           POCKET REPLAY           261,902         5/8/96                                    28
Mexico           POWERPOPS               289,269         3/10/97                                   28
Peru             HEADLINERS              9681            5/3/96       039,360         10/22/97     28
Peru             POCKET REPLAY           9682            9/25/96      029,551         9/25/96      28
USA              HEADLINERS              75/090,443      4/16/96      2,109,882       10/28/97     28
USA              HEADLINERS IN           75/411,405      12/29/97                                  28
                 THE CREASE
USA              YOU'LL KNOW             75/184,603      10/21/96                                  28
                 THEM WHEN
                 YOU SEE THEM
USA              POWERPOPS               75/233,174      1/29/97                                   28
USA              HEADLINERS XL           75/439,652      2/20/98                                   28
Venezuela        HEADLINERS              6613-96         5/14/96                                   28
Venezuela        POCKET REPLAY           6612-96         5/14/96                                   28